UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 18, 2008

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2008, the Company reached Agreements with Michael Roberts and S.A. Sehsuvaroglu regarding the conditions and timing of their resignation of their positions with Empire. Mr. Roberts is Chairman of the board of directors. Mr. Sehsuvaroglu is Chief Executive Officer, President and a member of the board of directors.

The timing is conditioned upon milestones which are consistent with the current 2008 drilling program and capital raising effort currently being undertaken. The resignation Agreements clear the way for any capital commitment and to define the cost and terms of severance for potential investors. The board believes this Agreement will enhance ongoing discussions with strategic investors and is beneficial to all shareholders.

Under the terms of the Agreement Mr. Sehsuvaroglu would resign his position as Chief Executive Officer, President and director of Empire and its subsidiaries and waive any right or claim for future benefits or entitlements under his employment agreement effective as of August 15, 2007, including twelve months wages and benefits, options to purchase 18,574,103 shares of company common stock and various bonus arrangements. The Company will pay to Mr. Sehsuvaroglu accrued compensation and expense reimbursement of $330,000 and issue 6,315,800 shares of the companies common stock.

Under the terms of the Agreement Mr. Roberts would resign his position as director of Empire and waive any right or claim to future benefits or entitlements and agree not to exercise his rights under the Put and Call Option Agreement with MR Associates dated, October 15, 2007 with Empire. MR Associates is a sole trader that is wholly owned by Mr. Roberts. The Company will pay to Mr. Roberts accrued compensation and expense reimbursement of $112,000 and will agree not to exercise its rights under the Put and Call Option Agreement with MR Associates dated, October 15, 2007.

Item 8.01	Other Events

On February 19, 2008 we issued a press release disclosing the agreements with the Company’s officers and directors.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement between the Company and Mr. S.A. Sehsuvaroglu completed February 18, 2008.

10.2	Settlement Agreement between the Company and Mr. Michael Roberts completed February 18, 2008.

99.1	Press release dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: February 22, 2008	By:	/s/ John Garrison
Mr. John Garrison Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement between the Company and Mr. S.A. Sehsuvaroglu completed February 18, 2008.

10.2	Settlement Agreement between the Company and Mr. Michael Roberts completed February 18, 2008

99.1	Press release dated February 19, 2008.